Exhibit 99.2

ROBOT CONSULTING CO., LTD.

April 1, 2025

Via Edgar

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C., 20549

Re:	Robot Consulting Co., Ltd.

Amendment No. 4 to Registration Statement on Form F-1

Filed on April 1, 2025

Request for Waiver and Representation under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

The undersigned, Robot Consulting Co., Ltd., a joint-stock corporation with limited liability organized under Japanese law (the “Company”), is submitting this letter to the U.S. Securities and Exchange Commission (the “Commission”) in connection with the Company’s Amendment No. 4 to Registration Statement on Form F-1 filed on the date hereof (the “Registration Statement”), relating to a proposed initial public offering of the Company’s American depositary shares, each representing one ordinary share of the Company, in the United States.

The Company has included in the Registration Statement its audited financial statements, prepared in accordance with accounting principles generally accepted in the United States of America, as of March 31, 2024 and 2023 and for each of the two fiscal years ended March 31, 2024 and 2023, and unaudited interim financial statements as of September 30, 2024 and for each of the six-month periods ended September 30, 2024 and 2023.

The Company respectfully requests that the Commission waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering (the “12-Month Requirement”). See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-Month Requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) by the staff of the Division of Corporation Finance of the Commission (the “Staff”) at Section III.B.c., in which the Staff notes that:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this waiver request, the Company hereby represents to the Commission that:

1.	The Company is not currently a public reporting company in any jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to issue audited financial statements as of a date not older than 12 months at the time this document is filed.

3.	Full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited financial statements for the fiscal year ended March 31, 2025 will be available before July 2025.

5.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

The Company will file this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Very truly yours,

/s/ Amit Takur
Name:	Amit Takur
Title:	Chief Executive Officer and Director